                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES DISTRICT COURT
                    FOR THE NORTHERN DISTRICT OF CALIFORNIA

INTEL CORPORATION,                        ) No. C-90-20237-WAI
                                          )
               Plaintiff,                 )
          v.                              ) JUDGMENT ON JURY VERDICT
                                          ) -------------------------
ADVANCED MICRO DEVICES, INC.,             )
                                          )
               Defendant.                 )
- ------------------------------------------

  The above-entitled action came duly on for trial before the court and a jury duly impaneled and, after a full and fair trial, argument and submission to the jury, the jury duly returned its verdict finding that Defendant has proven by a preponderance of the evidence that it was duly licensed to copy the copyrighted microcode in issue in this case and that Plaintiff had failed to prove by a preponderance of the evidence that there was a lack of mutual assent to the Technology Exchange Agreement of 1982, and good cause appearing therefor

  IT IS ORDERED, ADJUDGED AND DECREED that Plaintiff take nothing by its complaint and that Defendant go hence with its costs.



DATED: 3/10/94

ENTERED IN CIVIL COURT  3/11 1994


                                                   /s/ William A. Ingram
                                                   --------------------------
                                                   William A. Ingram
                                                   United States District Judge